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                                                                     EXHIBIT 3.3

                                     BYLAWS

                                       OF

                                SALES VISION INC.


                           SECTION 1:  OFFICES, SEAL

SECTION 1.1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located in such county and state (either within or without the State of North Carolina) as determined from time to time by the Board of Directors and as shall have been so designated in the most recent annual report of the Corporation or amendment thereto, as filed with the North Carolina Secretary of State's office pursuant to the North Carolina Business Corporation Act.

SECTION 1.2. REGISTERED OFFICE. The registered office of the Corporation required by law to be maintained in the State of North Carolina shall initially be located in Mecklenburg County, North Carolina, at such address as selected by the Board of Directors.

SECTION 1.3. OTHER OFFICES. The Corporation may have offices at such other places within or without the State of North Carolina as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

SECTION 1.4. SEAL. The seal of the Corporation shall such seal as adopted by the Board of Directors.



                       SECTION 2: MEETINGS OF STOCKHOLDERS

SECTION 2.1. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall be designated in the notice of the meeting or agreed upon by a majority of the stockholders entitled to vote at such meeting.

SECTION 2.2. ANNUAL MEETINGS. The annual meetings of stockholders shall be held at the principal office of the Corporation, on the fifteenth (15th) day of the fourth (4th) month following the close of the Fiscal Year, if not a legal holiday, but if a legal holiday as recognized by the State of North Carolina and the United States Federal Government, then at the same hour on the next subsequent day which is not a legal holiday, for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

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SECTION 2.3. SUBSTITUTE ANNUAL MEETINGS. If the annual meeting shall not be held on the day designated by these Bylaws, a substitute annual meeting may be called in accordance with the provision of Sections 2.4 and 2.5. A meeting so called shall be designated and treated for all purposes as the annual meeting.

SECTION 2.4. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by or at the request of the President, Secretary, or Board of Directors of the Corporation, or, unless the Corporation is a "public corporation" (as defined in the North Carolina Business Corporation Act), by any stockholder pursuant to the written request of the holders of not less than one-tenth of all the shares of stock entitled to vote at a meeting.

SECTION 2.5. NOTICE OF MEETINGS WAIVER. Written or printed notice stating the time and place of the meeting shall be delivered to each stockholder entitled to vote at such meeting and to each stockholder entitled to notice pursuant to the Articles of Incorporation or applicable law not less than ten nor more than sixty (60) days before the date of any stockholders' meeting, either personally or by mail, by or at the direction of the President, the Secretary, or other person(s) calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to each such stockholder at his address as it appears on the record of stockholders of the corporation, with postage thereon prepaid.

         In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called; but, in the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted unless such a statement is required by the provisions of these Bylaws or by the North Carolina Business Corporation Act.

         As provided under Section 6.7, it shall be the duty of the Secretary to give all notices. In default by the Secretary of giving same within five (5) days after request by the person calling the meeting, said person may give said notice direct to the stockholders.

         If a meeting is adjourned for more than one hundred and twenty (120) days after the date fixed for the original meeting, or if a new record date, time and place for the adjourned meeting is not announced prior to adjournment, then notice of the adjourned meeting shall be given as in the case of an original meeting; otherwise, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

         Any stockholder may waive the necessity of formal notice to him by signing a written waiver either before or after the meeting and upon execution of said waiver, said stockholder shall not be entitled thereafter to object to the meeting being held or matters being passed upon at said meeting because of lack of notice thereof. A stockholder's attendance at a meeting


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constitutes a waiver by such stockholder of (a) objection to lack of notice or defective notice of the meeting unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless the shareholder objects to consideration of the matter before being voted upon.

SECTION 2.6. VOTING LISTS. Before each meeting of stockholders, the Secretary of the Corporation shall prepare an alphabetical list of the stockholders entitled to vote at such meeting. The list must be arranged by voting group, and within each voting group by class or series of shares, and must show the address and number of shares of stock held by each stockholder, and shall be kept on file at the principal office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held, for a period beginning two
(2) business days after notice of the meeting is given and continuing through the date of the meeting, and shall be subject to inspection by any stockholder at any time during usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the whole time of the meeting and any adjournment.

SECTION 2.7. QUORUM. The holders of a majority of the shares entitled to vote as a separate voting group, represented in person or by proxy, shall constitute a quorum at meetings of stockholders. If there is no quorum at the opening of a meeting of stockholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders at any meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 2.8. VOTING OF SHARES. Unless otherwise provided by law or by the Articles of Incorporation, each outstanding share, regardless of class, having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

         The vote of a majority of the shares voted on any matter at a meeting of stockholders at which a quorum is present shall be the act of the stockholders on that matter, unless the vote of a greater number is required by law or by the Articles of Incorporation or Bylaws of the Corporation. Except in the election of Directors (as provided in Section 3.3), if a quorum of a voting group exists, action on a matter by such voting group is approved by such voting group if the votes cast within such voting group favoring the action exceed the votes cast within such voting group opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation or a Bylaw adopted by the Stockholders. If the Articles of Incorporation, or Bylaw adopted by the Stockholders or applicable law provides for voting on a matter by two or more voting groups, action is taken on that matter only when approved by each of those voting groups counted separately; provided that action may be taken by one


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voting group on a matter even though no action is taken at the same time by another voting group entitled to vote on the matter.

         As used in these Bylaws, the term "voting group" means all shares of one or more classes or series that, under the Articles of Incorporation or applicable law, are entitled to vote and be counted together collectively on a matter at a meeting of stockholders. All shares entitled by the Articles of Incorporation or applicable law to vote generally on a matter are for that purpose a single voting group. So long as the Corporation shall have only one class of shares outstanding and the voting rights of all such shares of such class are identical, then all such outstanding shares shall constitute a single voting group and the sole voting group, except to the extent that applicable law or the Articles of Incorporation requires that any of such shares be treated as a separate voting group.

SECTION 2.9. PROXIES. Shares may be voted either in person or by one or more agents authorized by a written proxy executed by the shareholder or by his duly authorized attorney in fact. A proxy is not valid after the expiration of eleven
(11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting. Unless a proxy otherwise provides, any proxy holder may appoint in writing a substitute to act in his place.

SECTION 2.10. INFORMAL ACTION BY STOCKHOLDERS. Any action which may be taken at a meeting of the stockholders may be taken without a meeting if one or more consents or ratifications, in writing, setting forth the action so taken or to be taken shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. In the case of any action proposed to be taken by written consent that, if to be taken at a meeting, would require that notice be given to nonvoting stockholders, the Corporation shall give such nonvoting stockholders written notice of the proposed action at least ten (10) days before the action is taken, which notice shall contain or be accompanied by the same material(s) that, under applicable law, would be required to be sent to nonvoting stockholders in a notice of such a meeting.


                          SECTION 3: BOARD OF DIRECTORS

SECTION 3.1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committee as the Board may establish pursuant to these Bylaws.

SECTION 3.2. NUMBER, TERM AND QUALIFICATION. The minimum number of Directors shall be one (1) and the maximum number of Directors shall be fifteen (15). Thereafter, said number may be increased or decreased by resolution duly adopted by or consented to by the stockholders. Each Director shall hold office until his death, resignation, retirement, removal,


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disqualification, or his successor is elected and qualifies. Directors need not be residents of the State of North Carolina nor stockholders of the Corporation.

SECTION 3.3. ELECTION OF DIRECTORS. Except as provided in Section 3.5, the Directors shall be elected at the annual or substitute annual meeting of stockholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any stockholder so demands or if the presiding officer so directs, the election of Directors shall be by ballot. Otherwise, the election shall be by voice vote. Except as provided in the Articles of Incorporation or required by applicable law, stockholders shall have no right to cumulate their votes for Directors.

SECTION 3.4. REMOVAL. Directors may be removed from office at any time, with or without cause, by a vote of the stockholders of the voting group entitled to elect such Director, provided a quorum exists and the number of votes cast in favor of such removal exceeds the number of votes cast against such removal. A Director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose or one of the purposes of the meeting is removal of the Director. If any Directors are removed, new Directors may be elected at the same meeting.

SECTION 3.5. VACANCIES; NEWLY CREATED BOARD POSITIONS. A vacancy occurring in the Board of Directors may be filled by the stockholders or by a majority of the remaining Directors, though less than a quorum, or by the sole remaining Director. An opening occurring in the Board of Directors due to an addition in the number of directors may be filled by a majority of the current Directors, though less than a quorum, or by the sole current Director.

SECTION 3.6. CHAIRMAN. There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. In the absence of the Chairman, the President shall preside at all meetings of the Board of Directors.

SECTION 3.7. COMPENSATION. The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by Directors in attending regular and special meetings of the Board or of any committee.


                        SECTION 4: MEETINGS OF DIRECTORS

SECTION 4.1. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held immediately after, and at the same place as the annual meeting of stockholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.


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SECTION 4.2. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. Such meetings may be held either within or without the State of North Carolina.

SECTION 4.3. NOTICE OF MEETINGS. Regular meetings of the Board of Directors may be held without notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication, e.g., letter, telephone call, telegram, direct contact, etc. In the case of a letter, the same shall be deemed received two (2) days after mailing of same and in the case of a telegram, one
(1) day after placing the same. Such notice need not specify the purpose for which the meeting is called.

SECTION 4.4. WAIVER. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting unless the subject Director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

SECTION 4.5. QUORUM. A quorum for the transaction of business at any meeting of the Board of Directors consists of a majority of the fixed number of directors.

SECTION 4.6. MANNER OF ACTING. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by law.

SECTION 4.7. INFORMAL ACTION BY DIRECTORS. Action required or permitted to be taken at a Board meeting may be taken without a meeting if one or more written consents to the action in question are signed by all the Directors before or after such action, describing the action taken, are included in the minutes of the proceedings of the Board or filed with the corporate records.

SECTION 4.8. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (2) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

SECTION 4.9. PARTICIPATION BY CONFERENCE TELEPHONE. Any one or more Directors or members of the Executive Committee may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications device that allows all persons participating in the meeting to simultaneously hear one another during the entire


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course of the meeting, and such participation in a meeting shall be deemed presence in person at such meeting.


                         SECTION 5: EXECUTIVE COMMITTEE

SECTION 5.1. CREATION. The Board of Directors, by resolution adopted by a majority of the number of Directors then holding office, may designate two or more Directors to constitute an Executive Committee, which committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation, except as limited by law.

SECTION 5.2. VACANCY. Any vacancy occurring in an Executive Committee shall be filled by a majority of the number of Directors then holding office at a regular or special meeting of the Board of Directors.

SECTION 5.3. REMOVAL. Any member of an Executive Committee may be removed at any time with or without cause by a majority of the number of Directors then holding office.

SECTION 5.4. MINUTES. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required. Such minutes shall be incorporated into the regular Board of Directors minutes.

SECTION 5.5. RESPONSIBILITY OF DIRECTORS. The designation of an Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or him by law.

         If action taken by an Executive Committee is not thereafter formally considered by the Board, a Director may dissent from such action by filing his written objection with the Secretary with reasonable promptness after learning of such action.


                               SECTION 6: OFFICERS

SECTION 6.1. NUMBER. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as may be appointed by the Board of Directors or otherwise provided in these Bylaws. Any two or more offices may be held by the same person but no officer may act in more than one capacity where action of two or more officers is required.

SECTION 6.2. ELECTION AND TERM. The officers of the Corporation shall be appointed from time to time by the Board of Directors; provided, that the Board of Directors may authorize a duly appointed officer to appoint one or more other officers or assistant officers, other than


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appointment of the President. Each office shall serve at the pleasure of the
Board of Directors. Except for the President, no officer need be a member of the Board of Directors.

SECTION 6.3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 6.4. COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors and no officer shall serve the Corporation in any other capacity and receive compensation therefor unless such additional compensation be authorized by the Board of Directors.

SECTION 6.5. PRESIDENT. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these Bylaws.

         He shall, when present, preside at all meetings of stockholders and Directors. He shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed or executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6.6. VICE PRESIDENTS. The Vice Presidents in the order of their appointment, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such duties and have such other powers as the Board of Directors shall prescribe.

SECTION 6.7. SECRETARY. The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders and Directors. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered office and the principal office of the Corporation, a record of stockholders showing the name and address of each stockholder and the number and class of shares of stock held by each. He shall sign such instruments as may require his signature, and in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.


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SECTION 6.8. TREASURER. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit and disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered office and the principal office of the Corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any stockholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any stockholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

SECTION 6.9. ASSISTANT SECRETARIES AND TREASURERS. The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer, respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

SECTION 6.10. BONDS. The Board of Directors may by resolution require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

SECTION 6.11. REPAYMENT AGREEMENT. Any payments made to an officer of the corporation such as salary, commission, bonus, interest, rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the directors, as a board, to enforce payment of each amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.


                 SECTION 7: DEALINGS WITH DIRECTORS AND OFFICERS

SECTION 7.1. LOANS AND GUARANTIES. The Corporation shall not, directly or indirectly, make any loan of money or property to, or guarantee or otherwise secure the obligation of:

         A.  Any Director or officer of the Corporation; or


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         B. Any Corporation of which the officers and Directors owned more than fifty (50%) percent of the outstanding securities of any class; or

         C. Any dominant stockholder or any other corporation of which said stockholder is a dominant stockholder, unless that corporation is a subsidiary of this Corporation (a "dominant stockholder" means a stockholder who by virtue of his shareholdings has legal power either directly or indirectly or through another corporation or series of corporations, to elect a majority of the Directors); or

         D. Any person upon the security of this Corporation's shares or of the shares of any corporation mentioned in B and C above;

unless the same shall be approved by a majority of all of the outstanding shares other than those held by the interested party, regardless of any limitation on voting rights, or the Board of Directors determines that the loan or guarantee benefits the Corporation and either approves in writing the specific loan or guarantee or a general plan authorizing loans and guarantees.

         The provisions of this section do not apply to loans, guarantees, or other forms of security extended by banks, industrial banks, building or loan associations, land and loan associations, or credit unions or insurance companies.


               SECTION 8: CONTRACTS, LOANS, DEPOSITS, EXPENDITURES

SECTION 8.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 8.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 8.3. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 8.4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in all such depositories as the Board of Directors shall direct.





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              SECTION 9: CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 9.1. AMOUNT. The aggregate number of shares of capital stock is that amount specified in the Articles of Incorporation.

SECTION 9.2. CONSIDERATION FOR SHARES. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. The determination by the Board of Directors as to adequacy of consideration is conclusive as to whether the shares are validly issued, fully paid, and nonassessable. When the Corporation receives the consideration for which the Board of Directors authorizes the issuance of shares, the shares issued therefor are fully paid and nonassessable.

SECTION 9.3. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every stockholder for the fully paid shares owned by him. These certificates shall be signed by the President or any Vice President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

SECTION 9.4. TRANSFER OF SHARES. Transfer of shares shall be made on the stock transfer books of the Corporation upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before the new certificates for the transferred shares shall be issued.

SECTION 9.5. RECERTIFICATION OF SHARES. The Board of Directors may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost, destroyed or wrongfully taken, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board of Directors may require, in its discretion, the claimant to give the Corporation a bond in such sum and with such sureties as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to be lost, destroyed or wrongfully taken. Nothing herein shall require the Board of Directors to authorize the issuance of any such replacement certificate under any circumstances in which the Corporation is not required to issue such certificate, this provision being permissive and not mandatory.

SECTION 9.6. CLOSING TRANSFER BOOKS AND FIXING RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any



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adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy (70) days immediately preceding the date of the meeting or the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such record date in any case to be not more than seventy (70) days immediately preceding the date on which the particular action requiring such determination of stockholders is to be taken.

         If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

         A determination of stockholders entitled to notice of or to vote at a stockholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the original meeting is adjourned to a date more than one hundred and twenty days after the date fixed for the original meeting.

                           SECTION 10: INDEMNIFICATION

SECTION 10.1. INDEMNIFICATION FOR EXPENSES AND LIABILITIES. Any person who at any time serves or has served (1) as a Director, officer, employee or agent of the Corporation, (2) at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or (3) at the request of the Corporation as a trustee or administrator under an employee benefit plan, or is called as a witness at a time when he or she has not been made a named defendant or respondent to any Proceeding, shall have a right to be indemnified by the Corporation to the fullest extent from time to time permitted by law against Liability and Expense in any Proceeding (including without limitation a Proceeding brought by or on behalf of the Corporation itself) arising out of his or her status as such or activities in any of the foregoing capacities.

         The Board of Directors of the Corporation shall take all such action as may be necessary and appropriate to authorize the Corporation to pay the indemnification required by this provision, including without limitation, to the extent needed, making a good faith evaluation of the manner in which the claimant for indemnity acted and of the reasonable amount of indemnity due him.

         Any person who at any time serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights provided herein. Any repeal or modification of these indemnification provisions shall not affect any rights or obligations existing at the time of such repeal or modification. The rights provided for herein shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from this provision.

         The rights granted herein shall not be limited by the provisions contained in Section 55-8-51 of the North Carolina General Statutes or any successor to such statute.

SECTION 10.2. ADVANCE PAYMENT OF EXPENSES. The Corporation shall (upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent involved to repay the Expenses described herein unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation against such Expenses) pay Expenses incurred by such Director, officer, employee or agent in defending a Proceeding or appearing as a witness at a time when he or she has not been named as a defendant or a respondent with respect thereto in advance of the final disposition of such Proceeding.

SECTION 10.3. INSURANCE. The Corporation shall have the power to purchase and maintain insurance (on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan) against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

SECTION 10.4. DEFINITIONS. The following terms as used in this Section 10 shall have the following meanings. "Proceeding" means any threatened, pending or completed action, suit, or proceeding and any appeal therein (and any inquiry or investigation that could lead to such action, suit, or proceeding), whether civil, criminal, administrative, investigative or arbitrative and whether formal or informal. "Expenses" means expenses of every kind, including counsel fees. "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), reasonable expenses incurred with respect to a Proceeding, and all reasonable expenses incurred in enforcing the indemnification rights provided herein. "Director" includes the estate or personal representative of a director. "Corporation" shall include any domestic or foreign predecessor of this Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

                             SECTION 11: AMENDMENTS

         Except as otherwise provided herein, these Bylaws, as well as all future amendments or additions thereto, may be altered or repealed and new Bylaws may be adopted by the Board of Directors or stockholders, except that the Board of Directors shall have no power to amend or repeal a bylaw adopted by the stockholders unless a bylaw adopted by the stockholders authorizes the Board of Directors to adopt, amend or repeal that particular bylaw or the bylaws generally.


                         SECTION 12: NORTH CAROLINA LAW

SECTION 12.1. INTERPRETATION. All controversies pertaining to the interpretation and execution of the foregoing Bylaws shall be interpreted under the applicable provisions of the Business Corporation Act of North Carolina and other applicable law of the State of North Carolina germane thereto.

                       SECTION 13: EFFECTIVE DATE APPROVAL

SECTION 13.1. EFFECTIVE DATE. The effective date of the foregoing Bylaws shall be on the date of the initial meeting of the Board of Directors of the Corporation.

SECTION 13.2. APPROVAL. The foregoing Bylaws were unanimously approved by the Board of Directors by resolution duly adopted.

                                          SALES VISION INC.


                                          By: /s/ Thomas Fedell
                                               Thomas Fedell, President

                           FIRST AMENDMENT TO BYLAWS
                                       OF
                                YOUCENTRIC, INC.

         The bylaws of YOUcentric, Inc., a North Carolina corporation (the "Corporation"), are amended as follows:

         1.  Section 6.2 is deleted in its entirety and the following new
Section 6.2 is substituted in lieu thereof:

                  "SECTION 6.2. ELECTION AND TERM. The officers of the Corporation shall be appointed from time to time by the Board of Directors; provided, that the Board of Directors may authorize a duly appointed officer to appoint one or more other officers or assistant officers, other than appointment of the Chief Executive Officer, if such an officer shall have been appointed, or, in the absence of such an officer, the President. Each office shall serve at the pleasure of the Board of Directors. Except for the Chief Executive Officer, if such an officer shall have been appointed, or, in the absence of such an officer, the President, no officer need be a member of the Board of Directors."

         2. Section 6.5 is deleted in its entirety and the following new Sections 6.5.1 and 6.5.2 are substituted in lieu thereof:

                  "SECTION 6.5.1. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if such an officer shall have been appointed, shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the Corporation. He shall, in the absence of a Chairman of the Board of Directors, preside at all meetings of the Board of Directors and shareholders. He shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or these Bylaws.

                  "SECTION 6.5.2. PRESIDENT. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have the power of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for the president by the Board of Directors, these Bylaws or the Chief Executive Officer."

         THIS IS TO CERTIFY that the above amendments to the bylaws of the Corporation were duly adopted by the Board of Directors of the Corporation by action taken by unanimous written consent effective January 1, 2000.


                                          By: /s/ THOMAS FEDELL
                                             -----------------------------------
                                             Tom Fedell, Chief Executive Officer

                                                                     Exhibit 3.3

                           SECOND AMENDMENT TO BYLAWS
                                       OF
                                YOUCENTRIC, INC.

         The Bylaws of YOUcentric, Inc., a North Carolina corporation (the "Corporation"), are amended as follows:

         Section 6.5 is deleted in its entirety and the following new Sections 6.5.1, 6.5.2 and 6.5.3 are substituted in lieu thereof:

                  "SECTION 6.5.1. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer shall be appointed, shall, if present, preside at all meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws.

                  SECTION 6.5.2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, if such an officer shall have been appointed, shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors and the Chairman of the Board, if such an officer shall have been appointed, have general supervision, direction and control of the business and affairs of the Corporation. He shall, in the absence of a Chairman of the Board, preside at all meetings of the Board of Directors and shareholders. He shall have the general powers and duties of management usually vested in the office of the chief executive officer of a corporation, and shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board, if such an officer shall have been appointed, or these Bylaws.

                  SECTION 6.5.3. PRESIDENT. In the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer and when so acting shall have the power of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed for the president by the Board of Directors or these Bylaws."

         THIS IS TO CERTIFY that the above amendments to the bylaws of the Corporation were duly adopted by the Board of Directors of the Corporation by action taken by unanimous written consent effective April 14, 2000.

                                         YOUCENTRIC, INC.


                                         By:/s/ Thomas Fedell
                                         ---------------------------
                                         Tom Fedell, Chief Executive Officer